Exhibit 10.4

FORM OF NOTICE OF GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
AND
FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
FOR ASSOCIATES

West Marine, Inc.
500 Westridge Drive
Watsonville, CA  95076

FORM OF NOTICE OF GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
Grant Date: [DATE]

You have been granted the number of performance-based restricted common stock units (the “PRSUs”) stated for you on the Morgan Stanley “Plan Documents” page at https://www.stockplanconnect.com (the “Morgan Stanley Website”).

The PRSUs entitle you to receive shares of West Marine, Inc. (the “Company”) common stock at a future date, subject to the satisfaction of the terms and conditions set forth herein and in the Amended and Restated West Marine, Inc. Omnibus Equity Incentive Plan, effective April 26, 2016 and approved by stockholders on May 26, 2016, as amended and restated by Amendment #1 approved by the Company’s Board of Directors (“Board”) on March 23, 2017 (collectively the “Plan”) and the Performance-Based Restricted Stock Unit Agreement (the “Award Agreement”) attached hereto as Exhibit A.  Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same meaning as in the Plan.

The Performance Goal and Actual Awards of PRSUs will be determined based on the table below:

Performance Level	FY [YEAR] (“FY [YEAR]”) Ending Return on Capital[1] (“ROC”) Performance Goal (“Performance Goal”)	PRSU % Awarded Based on ROC % Achieved (“Actual Award”)
Threshold	[PERCENTAGE]%	50%
Target	[PERCENTAGE]%	100%
Maximum	[PERCENTAGE]%	150%
1 Return on Capital is generally calculated as follows: Earnings before interest and taxes divided by net working capital deployed in the operation of the business over that course of the year, subject to any adjustments approved by the Compensation and Leadership Development
Committee or the Board.

No PRSUs will be awarded if the FY [YEAR] ending ROC Performance Goal is below [PERCENTAGE]%. No PRSUs in excess of 150% will be awarded under any circumstances. The number of PRSUs awarded at performance levels between threshold and target and between target and maximum will be interpolated on a straight-line basis.

Determination of Actual Award:  The actual number of PRSUs to be awarded to you (the “Actual Award”) will be equal to a percentage of the Target Award specified above, which shall be determined by the level of achievement by the Company of the ROC Performance Goal measured at the end of FY [YEAR] (the “Performance Period”). The ROC goal shall be established at the end of the Company’s prior FY or during the first 90 days of the Performance Period and the achievement of such ROC goal shall be subject to confirmation by the Company’s Compensation and Leadership Development Committee (“Committee”) of the Board, after the financial results for the Performance Period have been prepared by the Company, in the Committee’s sole discretion acting pursuant to the terms of the Plan (“Determination Date”).

The PRSUs will vest as follows, assuming continuous employment or as otherwise determined by the Board or the Committee, and subject to achievement of at least the Threshold Performance Goal set forth in the table above:

% of Total                        Date Vest
33%                            1st Anniversary of Grant Date
33%                            2nd Anniversary of Grant Date
34%                            3rd Anniversary of Grant Date

The PRSUs granted hereunder hereinafter are referred to as the “PRSU Grant.”

You and the Company agree that the PRSU Grant is granted under and governed by the terms and conditions of the Plan and the Award Agreement (collectively, the “Plan Documents”), all of which are incorporated herein and made a part of this document.  You acknowledge that a copy of the Plan Documents have been made available to you. You further acknowledge and agree that the Award Agreement does not require your signature or the Company’s signature to be effective, and that this Notice of the PRSU Grant issued to you (which notice may be accomplished through the posting thereof on a website for the Plan Documents), shall be sufficient evidence of the issuance to, and acceptance by, you of the PRSU Grant reflected in the Award Agreement, unless you expressly reject such Award Agreement in writing.

Additionally, unless you expressly reject such Award Agreement in writing, you further acknowledge and agree that prior to the delivery of any shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, through the sale of vested shares or otherwise, an amount sufficient to satisfy Federal, state, and local taxes (including your FICA obligation) required by law to be withheld, plus any fees assessed by Morgan Stanley, with respect to any PRSU Grant (collectively, “Applicable Tax and Fee Obligation”).  In this regard, you authorize the Company to withhold shares or facilitate the sale of vested shares having a value equal to the amount required to be withheld to satisfy your Applicable Tax and Fee Obligation. Notwithstanding the foregoing, if you are an “Executive Officer” as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, you, and not the Company, shall have the sole power and the right to direct the Company to withhold an amount of shares sufficient to satisfy your Applicable Tax and Fee Obligation. Executive Officers must make such election during an open trading window and such election, once made, shall be irrevocable.

Associate's Performance-Based Restricted Stock Units                RSU No.: On website
(3 year - 33, 33, 34%)                                ID: Associate Number

Exhibit A
West Marine, Inc.
Amended and Restated Omnibus Equity Incentive Plan, as amended by Amendment #1

FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

1    GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS. West Marine, Inc. (the "Company") hereby grants to the Associate referenced in the "Notice of Grant of Performance-Based Restricted Stock Units" (the “Notice of Grant”) under the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan effective April 26, 2016 and approved by stockholders on May 26, 2016, as amended by Amendment #1 approved by the Company’s Board of Directors (“Board”) on March 23, 2017(collectively, the "Plan"), as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, on the terms and conditions set forth in this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) and the Plan, the performance-based restricted stock unit Awards (the “PRSU Awards”) which entitle the Associate on a future date to receive the number of shares of common stock of the Company (“Common Stock”) set forth for the Associate on the Morgan Stanley Website as referenced in the Notice of Grant, subject to the achievement of the Performance Goals set forth in Section 2 below. Capitalized terms not explicitly defined in this Agreement but defined in the Notice of Grant and/or the Plan shall have the same meanings in the Notice of Grant and/or the Plan, as applicable.
2.     RETURN ON CAPITAL PERFORMANCE REQUIREMENT.
(a) The “Performance Period” for the PRSU Awards shall be the fifty-[ ] (5) week period for FY [YEAR] commencing on [DATE] and ending on [DATE]. The PRSU Awards shall be subject to performance vesting requirements based upon the achievement of the Performance Goal established under this Agreement and the Plan, subject to certification of the degree of achievement of such performance goal by the Board or the Committee on the Determination Date.
(b) The measurement tool for determining level of achievement shall be the Return on Capital (“ROC”)1 for the Performance Period. Achievement of this measurement tool will be confirmed by the Committee, subject to all authority granted under the terms of the Plan, including adjustments that may be made by the Committee to take into account any factors that the Committee has determined are not properly reflected in such reported figures. Such adjustments may include, but are not limited to, income tax adjustments, remedial reserve adjustments, acquisitions and other unusual items.

3.     DETERMINING NUMBER OF PRSU AWARDS EARNED.
(a) The “Target Award” for Associates under this Agreement is the target number of PRSUs announced on March 14, [YEAR]. The actual number of PRSUs earned by the Associate will be determined as described below, based upon the actual achievement of the following Performance Goals for the Performance Period. “Threshold Performance” is the minimum level of performance that must be achieved to qualify for any Award; “Target Performance” is the expected achievement in Return on Capital; and “Maximum Performance” is the maximum level of performance that could be achieved that would result in an increase in the number of PRSUs earned under this PRSU Award. The target levels of achievement for the Performance Goals will be announced no later than March 15, [YEAR], following preparation by the Company of the financial results for the Performance Period. Subject to adjustment pursuant to Subsection 3(b), 3(c) and 3(d) or in the sole discretion of the Committee, each such percentage correlates to a number of PRSUs that may be earned under this PRSU Award, as follows:

Performance Level	FY Ending ROC Performance Goal %	Resulting Payout % Earned
Threshold	[PERCENTAGE]%	50%
Target	[PERCENTAGE]%	100%
Maximum	[PERCENTAGE]%	150%
1 Return on Capital is generally calculated as follows: Earnings before interest and taxes divided by net working capital deployed in the operation of the business over that course of the fiscal year, subject to any adjustments approved by the Compensation and Leadership
Development Committee or the Board.
(b) In the event that the Company’s actual performance does not meet the Threshold Performance, no PRSUs shall be earned under this PRSU Award.
(c) If the Company’s actual performance for the Performance Period is between Threshold and Target performance, the number of PRSUs earned shall be straight-line interpolated between Threshold and Target performance payout percentages.

(d) If the Company’s actual performance for the Performance Period is between Target and Maximum performance, the number of PRSUs earned shall be straight-line interpolated between Target and Maximum performance payout percentages.

4.     NUMBER OF SHARES.  The number and class of shares specified in the Notice of Grant are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of an “Adjustment Event” as such term is defined in the Plan. Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the PRSUs granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to the PRSUs would have been entitled.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive.

5.           LAPSE OF PRSU RESTRICTIONS.  Except as otherwise provided in this Agreement and subject to the terms of the Plan and achievement of the applicable Performance Goal, after the end of the Performance Period, the Associate shall be entitled to receive his/her total number of PRSUs determined under Sections 2 and 3, and the right to receive the shares of Common Stock under this Agreement shall accrue:

(a)	as to 33% of the PRSUs, on the day of the first anniversary of the Grant Date of the Notice of Grant,

(b)	as to an additional 33% on the day of the second anniversary of the Grant Date, and

(c)	as to the remaining 34% on the day of the third anniversary of the Grant Date.

Upon vesting, each PRSU will be settled by payment of one share of Common Stock. Payment of such shares of Common Stock shall be made as soon as administratively feasible after the Committee certifies the actual performance of the Company during the Performance Period. The Company shall not be required to issue any fractional shares of Common Stock and the Company may round any fractional shares down to the nearest whole share.

Except as set forth in this Section 5, or as otherwise determined by the Board and/or the Committee, or as provided in another Company plan applicable to the Associate, if any in the event of termination of the Associate’s employment with the Company and its Subsidiaries for any reason prior to the vesting date, the Associate will accrue no further entitlement to the PRSUs under this Agreement, the Plan or otherwise, and all PRSUs which have not become fully vested under this Section 5 as of the date the Associate’s employment is terminated shall lapse and expire immediately.

6.    DISTRIBUTION DATE. Subject to any overriding provisions in the Plan, or any applicable condition of receipt, as soon as administratively feasible following the respective vesting date under Section 5 of this Agreement, the Company shall transfer to the Associate shares equivalent to the PRSUs (less any fees and/or applicable tax withholding as set forth in the Notice of Grant and/or the Plan) which vested as of such date, provided that in no event shall such shares be distributed later than March 15 of the year following the calendar year in which the PRSUs vested.

7.    CONDITIONS OF RECEIPT.  The Company may postpone issuing and delivering any shares in settlement of PRSUs for so long as the Company determines to be advisable to satisfy any conditions, including the following: (i) its completing     any administrative or ministerial tasks necessary to accomplish such issuance and/or delivery; (ii) its completing or amending any securities registration or qualification of the PRSU shares or its or the Associate satisfying any exemption from registration under any Federal or state law, rule, or regulation; (iii) the period of time necessary to complete the financial results for the Performance Period; (iv) its receiving proof it considers satisfactory that a person seeking to receive the RSU shares after the Associate’s death is entitled to do so; (v) the Associate complying with any requests for representations under the Plan; and (vi) the Associate complying with any Federal, state, or local tax withholding obligations.

8.    ADDITIONAL REPRESENTATIONS FROM THE ASSOCIATE. If the Associate is entitled to receive PRSU shares at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933, as amended (the “Act”), that covers issuances of such shares to the Associate, the Associate must comply with the following before the Company will issue any shares to the Associate. The Associate must: (i) represent to the Company, in a manner satisfactory to the Company’s counsel, that the Associate is acquiring the PRSU shares for the Associate’s own account and not with a view to reselling or distributing the PRSU shares; and (ii) agree that the Associate will not sell, transfer, or otherwise dispose of the PRSU shares unless a registration statement under the Act is effective at the time of disposition with respect to the PRSU shares the Associate proposes to sell, transfer, or otherwise dispose of; or the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.
9     REPAYMENT OF BENEFITS ARISING FROM A MATERIAL RESTATEMENT. Notwithstanding any provision of this Agreement to the contrary, following a material restatement of the Company’s FY end financial statements, if the Committee or the Board determines that the Associate is not entitled to retain any amount received under this Agreement for the period covered by the restatement, then the Associate shall be required to refund to the Company such amounts received by the Associate under this Agreement. The Associates subject to this paragraph are limited to Executive Officers. The provisions of this Section, without implication as to any other section hereof, shall survive the expiration or termination of this Agreement and of the Associates employment.

10.    VOTING RIGHTS. The Associate holding PRSUs shall not be entitled to exercise any voting rights until shares of Common Stock are transferred to the Associate in settlement of the PRSU.

11.    DIVIDEND RIGHTS. If the Company pays a cash dividend with respect to the Common Stock, such dividend shall accrue to any PRSU for which the Period of Restriction (as defined in the Plan) has not lapsed as of the record date for such cash dividend. Such cash dividend shall not be paid to holders of PRSUs unless and until shares of Common Stock are transferred to the Associate in settlement of the PRSU. Nothing in this Section 11 shall limit or restrict the Committee or the Board from making any adjustment pursuant to an Adjustment Event or a Change in Control as specified in the Plan.

12.    UNSECURED CREDITOR. The PRSU Grant creates a contractual obligation on the part of the Company to make a distribution of the shares pursuant to the PRSU Grant at the time provided for in this Agreement. Neither the Associate nor any other party claiming an interest in the PRSU Grant hereunder shall have any interest whatsoever in any specific asset of the Company. The Associate’s right to receive distributions hereunder is that of an unsecured general creditor of the Company.

13.    CHANGE IN CONTOL. The Committee may accelerate the vesting of the Associate’s PRSUs in the event of a Change in Control, provided that such vesting and exercisability is conditioned on the consummation of such Change in Control and either (i) the Associate’s employment with the Company is terminated (except a termination for Cause, as defined in the Plan) in connection with, or within 24 months after, a Change in Control, or (ii) the Committee or the Board determines that (A) such outstanding PRSUs will not be continued, assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding PRSUs.

14.    PRSU GRANTS HAVE NO EFFECT ON EMPLOYMENT. The terms of Associate's employment shall be determined from time to time by the Company, or the Subsidiary employing the Associate, as the case may be, and the Company, or the Subsidiary employing the Associate, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Associate at any time for any reason whatsoever, with or without good cause.

15.    NO REPRESENTATIONS OR PROMISES. Neither the Company nor anyone else is making any representations or promises regarding the duration of the Associate’s service, vesting of the PRSU, the value of the shares or of the PRSUs, or the Company’s prospects. In addition, the Company does not hereby provide any advice regarding tax consequences to the Associate or regarding the Associate’s decisions regarding the RSUs. The Associate agrees to rely only upon the Associate’s own personal advisors for financial or tax advice for all matters pertaining to the PRSUs.

16.    ADDRESSES FOR NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at West Marine, Inc., 500 Westridge Drive, Watsonville, CA 95076, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Associate shall be addressed to the Associate at such other address as the Associate may hereafter designate in writing, or at the last known address that the Company has on file for the Associate. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

17.    NON-TRANSFERABILITY. The PRSUs herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said PRSU, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said PRSU and the rights and privileges conferred hereby shall immediately become null and void.

18.    BINDING AGREEMENT. Subject to the non-transferability of the PRSU, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

19.    PLAN GOVERNS. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan shall govern.

20.    COMMITTEE AUTHORITY. The Committee shall have the discretionary power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Associate, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

21.    CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

22.    AGREEMENT SEVERABLE. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

23.    FURTHER ASSURANCES. At any time, and from time to time after executing this Agreement, the Associate will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

24.    COMPLIANCE WITH LAW. The Company will not issue the PRSU shares if doing so would violate any applicable federal or state securities laws, or any other applicable law or regulation. The Associate may not sell or otherwise dispose of the PRSU shares in violation of applicable law.

25.    SECTION 409A. The PRSU is intended to comply with the requirements of Section 409A of the Internal Revenue Code and will be construed consistently with that section. Nevertheless, the Company makes no representations or warranties and shall have no liability to the Associate or any other person, if any provisions of or distribution under this Agreement is determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section. Neither the Company nor the Associate shall have the right to accelerate or defer the delivery of any shares except to the extent specifically permitted or required by Section 409A. In no event may the Company or the Associate defer the delivery of the shares beyond the date specified in Section 3(a) of this Agreement, unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation. Notwithstanding anything in the Plan or this Agreement to the contrary, if the PRSU vests in connection with the Associate’s “separation from service” within the meaning of Section 409A, as determined by the Company), and if (x) the Associate is then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination the Associate hereby agrees to be bound) and (y) the distribution of shares under such vesting will result in the imposition of additional tax under Section 409A if distributed to the Associate within the six month period following the Associate’s separation from service, then the distribution of such shares will not be made until the earlier of (i) the date six months and one day following the date of the Associate’s separation from service or (ii) the day after the Associate’s date of death.

26.    GOVERNING LAW. The Agreement, PRSUs and all related documentation and matters shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

27.    ENTIRE AGREEMENT. This Agreement and the Notice of Grant (in each case subject to applicable provisions of the Plan) contains the entire agreement among the parties relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein; provided, however, that the Company may amend and supplement this Agreement in writing from time to time as permitted under the Plan.

IN WITNESS WHEREOF, this Agreement is deemed to be executed by the parties effective as of the Grant Date of the Notice of Grant.

West Marine, Inc.